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                                                                    NEWS RELEASE
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                                                           FOR IMMEDIATE RELEASE

ENGlobal Corporation


                                                   CONTACT:  Natalie S. Hairston
                                                                  (281) 878-1000
                                                                 ir@ENGlobal.com
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    ENGLOBAL'S NEWLY FORMED AUTOMATION GROUP ANNOUNCES RECENT PROJECT AWARDS

HOUSTON, TX, DECEMBER 19, 2005 - ENGlobal Corporation (AMEX: ENG), a leading provider of engineering and systems services, today announced that its wholly-owned subsidiary, ENGlobal Automation Group, Inc. ("EAG"), has been awarded several control system automation contracts totaling approximately $13 million. The Company announced the formation of EAG in March 2005 as its most recent internal initiative. The following contract awards represent EAG's successes to date:

     1. EAG is expected to support a west coast refinery with the upgrade of its existing distributed control system to the latest generation of hardware and software, including overseeing the construction of a new central control room. The project is estimated to be valued at approximately $6 million in revenue and will extend through the second quarter of 2008.

     2. Similarly, as previously reported, EAG and ENGlobal Engineering, Inc. ("EEI") anticipate that they will provide the initial front end design phase of a new central control building for a Gulf Coast refinery. The initial phase of this project is valued at approximately $1 million.

     3. A Gulf Coast refinery has awarded EAG the detailed engineering for a major distributed control system revamp to a power station, including water plant, boiler house and power generation areas. The front end study, worth approximately $1 million in revenue, has been completed, with the project now transitioning into the detailed engineering phase, valued at approximately $4 million. This project will extend through the second quarter of 2007.

     4. EAG was also awarded the first phase of project, currently valued at $1 million, to provide detailed engineering to upgrade control system equipment and technology for a Gulf Coast chemical plant. EAG will partner with a leading vendor for distributed control systems for the project, which includes three separate operational units. The project is expected to extend through 2009.

"Beyond these awards, we continue to pursue a large number of opportunities in the field of automation services. Our successes to date validate our business development efforts and represent the strengths of the ENGlobal Automation team," said Shelly D. Leedy, P.E., President of ENGlobal Automation Group, Inc. "These contracts prove that EAG is on the right track as we build a world class automation operation throughout the Gulf Coast and Canada."


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        654 N. Sam Houston Parkway E. o Suite 400 o Houston, Texas 77060
                                www.ENGlobal.com
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ENGlobal Corporation Press Release
December 19, 2005
Page 2



About ENGlobal Corporation
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ENGlobal Corporation provides engineering and systems services principally for the petroleum refining, petrochemical, pipeline, production, and process industries throughout the United States and internationally. ENGlobal's multi-disciplinary engineering group develops projects from the initial planning stage through detailed design, procurement, and construction management. The systems group develops, manufactures, installs, and services control and instrumentation systems utilized in various energy and process-related industries, and provides services and products that support the advanced automation and environmental technology fields. The Company, with its subsidiaries, now employs over 1,800 employees in 14 offices and occupies over 300,000 square feet of office and manufacturing space. In 2005 and 2004, the Company was named the #1 fastest growing engineering firm in the United States by ZweigWhite and was ranked #2 in 2003. Further information about the Company and its subsidiaries is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements
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Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to,(1) the Company's ability to achieve its business strategy while effectively managing costs and expenses,
(2) the Company's inability to accurately assess the future financial impact of Hurricane Rita on the Company's earnings, and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. Among other matters, there can be no assurance that the Company will provide significant services under its new contracts or that the provisions of those services will be profitable. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. In addition, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

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